UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)     October 28, 2005
Cognex Corporation

(Exact Name of Registrant as Specified in Its Charter)
Massachusetts

(State or Other Jurisdiction of Incorporation)

000-17869	04-2713778

(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059

(Address of Principal Executive Offices)	(Zip Code)
(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 28, 2005, the Compensation Committee of the Board of Directors of Cognex Corporation (the “Company”) approved the Company’s annual bonus program, in which selected employees, including the Company’s executive officers, participate (the “2005 Program”). Each participant in the 2005 Program has been assigned a target annual cash bonus. Participants may earn their bonuses based on the achievement of certain financial goals set forth in the Company’s annual budget related to the Company’s operating income as a percentage of revenue. Under the 2005 Program, the target bonus for Robert J. Shillman, the Chief Executive Officer of the Company, is $210,000, with the opportunity to earn 0-300% of this amount based on the achievement of the Company’s financial goals; the target bonus for James F. Hoffmaster, the President and Chief Operating Officer of the Company, is $175,000, with the opportunity to earn 0-250% of this amount based on the achievement of the Company’s financial goals; and the target bonus for Richard A. Morin, Senior Vice President and Chief Financial Officer of the Company, is $92,000, with the opportunity to earn 0-200% of this amount based on the achievement of the Company’s financial goals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION
Dated: November 2, 2005	By:	/s/ Richard A. Morin
Richard A. Morin
Senior Vice President and Chief Financial Officer